Exhibit (c)(5)
Preliminary Draft — Confidential PRELIMINARY DRAFT — SUBJECT TO CHANGE PROJECT MONTANA Discussion Materials August 17, 2011 EVERCORE PARTNERS

Preliminary Draft - Confidential

These materials have been prepared by Evercore Group L.L.C. ("Evercore") for the Special Committee of the Board of Directors of M & F Worldwide (the "Company") to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore . These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company.

These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

EVERCORE PARTNERS

Discussion Materials *Preliminary Draft - Confidential*

Illustrative Transaction Assumptions

- Assumes Harland Clarke ("HC") payments business is sold to Deluxe for 100% cash consideration, paid to MFW, with gross proceeds ranging from $1,500 million to $1,800 million, equivalent to a range of 4.9x to 5.9x HC's last four quarters ("LFQ") EBITDA
  - Business is sold cash-free and debt-free
  - Proceeds used to reduce existing HC debt, the remainder of which is refinanced
  - At Deluxe's current trading multiple of 4.9x LFQ EBITDA, HC would be worth approximately $1,480 million before any premium or synergies
- In Scenario 1, Deluxe raises new debt at 7.0% to fund 100% of the acquisition costs (i.e. Deluxe borrows between $1,500 million and $1,800 million of new debt depending on the purchase price)
- In Scenario 2, Deluxe funds the transaction through debt and a PIPE from a Sponsor
  - PIPE of 10 million primary shares, equivalent to a 19.9% pre-deal share count, issued at a 5% discount to Deluxe's current price as of 8/16/11 of $21.16, for net proceeds of approximately $200 million
- We analyze a range of possible expense synergies from $0 million to $150 million per year on a run-rate basis
  - 50% of synergies assumed to be realized in the first year post-close, 100% thereafter
- Please note that the tax treatment assumed for the transaction is complicated and based on a preliminary set of discussions with the Company, and that the analysis might change materially based on a more definitive analysis of the tax treatment by the Company and its advisors

EVERCORE PARTNERS 1

Discussion Materials Preliminary Draft — Confidential Illustrative Cost Synergy Potential ($ in millions) I Illustrative Range of Cost Synergies $50 $100 $150 I Source: Company filings (1) “Cash operating expenses” includes all costs of goods sold and selling, general and administrative expenses, excluding depreciation and amortization EVERCORE PARTNERS 2% LTM Revenue Statistic Harland Clarke $1,133 4° 90 0 130 Deluxe 1,415 4°o 7°o 11°o Combined 2,548 2° o 4° o 6° o % LTM Cash Operating Expenses (1) Harland Clarke 8830 6° o 12° o 18° o Deluxe 1,043 5°o 10°o 14°o Combined 1,872 3° o 5° o 8° o ImpLedPFEBITDA Margin 28°c 300o 32°c Implied PF Margin Improvement (bps) 196 392 589 I Precedent Announced Synergies I Expense % Target LTM Cash_OpEx (1) Date Precedent Transaction Synergies Revenue 1/25/10 Quad/Graphics / WorldColor $225 7° o 8° 12/27/06 Cenveo / Cadmus Communications 20 4° o 5° 5/17/04 Deluxe Corp / New England Bus. Service 25 4° o 4° 11/08/03 KR Donnelley / Moore-Wallace 100 3° o 4° 01/20/03 Moore Inc. / Wallace Computer 50 3° o 4° Mean 4% 5% Median 4% 4%

Discussion Materials Preliminary Draft — Confidential Illustrative Cash EPS Accretion/Dilution to Deluxe — Synergies Ramp-Up ($ in millions) Scenario 1: 100% Debt Financing by Deluxe Scenario 2: Deluxe Financing from Debt and PIPE 2012E Cash EPS Accretion! (Dilution) HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Multzjble ofHCLFQ EBITDA Synergies 4.9x 5.3x 56x 59x $0 480 o 45° o 43° o 400 0 $50 58°o 55°o 52°o 49°o $100 67°o 65°o 62°o 59°o $150 77°o 74°o 71°o 69°o HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Multzjble ofHCLFQ EBITDA Synergies 4.9x 5.3x 56x 59x $0 $50 $100 $150 PF MergeCo Leverage — 6/30/ 11 HC Purchase Price Finance- $1,500 $1,600 $1,700 $1,800 able Multble of HC LFQ EBITDA Synergies2 4.9x 53x 56x 5.9x $0 3.4x 3.6x 3.7x 3.9x $25 3.3 3.5 3.6 3.8 $50 3.2 3.3 3.5 3.6 $75 3.1 3.2 3.4 3.5 HC Purchase Price Finance- $1,500 $1,600 $1,700 $1,800 able Multiple of HC LFQ EBITDA Synergies2 4.9x 53x 5.6x 59x $0 $25 $50 $75 Source: FactSet, Montana Projections Updated Case Note: Last Four Quarters (LFO as of 6 30 11 Note: Deluxe existing credit facility limits pro forma leverage 12 months after the close of a transaction to 3.25x pro forma LFQ EBITDA (1) Includes allocation of divisional and corporate expense based on pro rata share of M&F Worldwide revenue (2) Assumes that 5Q0 o of total run rate expense synergies receive credit for purposes of leverage 28°o 26°o 24°o 21°o 36°o 34°o 32°o 29°o 44°o 42°o 40°o 37°o 52°o 50°o 48°o 45°o 3.lx 3.3x 3.4x 3.6x 3.0 3.2 3.3 3.5 2.9 3.1 3.2 3.3 2.8 3.0 3.1 3.2 EVERCORE PARTNERS 3

Discussion Materials Preliminary Draft — Confidential Illustrative Value Creation to MFW Shareholders ($in millions, except per share amounts) Gross Proceeds Estimated Tax Beneflt/(Leakage) Estimated Re-fl Costs Net Cash Proceeds from Sale SQ HC Total Debt Less: Net Proceeds Less: Cash from from MFW B/S Pro Forma Total Debt Less: Balance Sheet Cash PF Net Debt Total Debt / PF EBITDA Net Debt / PF EBITDA PF Value per MFW RemainCo Share Source: FactSet, Montana Projections Updated Case Note: Last Four Quarters (LFO as of 6 30 11 (1) Assumes that MFW will use all of the cash on its balance sheet in the re financing post sale other than $75 million , which remains as cash (2) Includes allocation of divisional and corporate expense based on pro rata share of M&F Worldwide revenue Pro Forma Capital Structure $1,483 $1,546 $1,609 $1,672 o 0’ 6.OOx 7.OOx 8.OOx HC Purchase Price $1,500 $1,600 $1,700 $1,800 $19.46 $22.68 $25.91 $29.14 23.80 27.03 30.25 33.48 28.14 31.37 34.60 37.83 EVERCORE PARTNERS 4 I Net Cash Proceeds from Sale Assumes RemainCo trades at 7.Ox Ad]. EBITDA HC Purchase Price$1,500 $1,600 $1,700 $1,800 $1,500 $1,600 $1,700 $1,800 4 (35) (74) (113) (21) (19) (17) (16) HC Purchase Price$1,500 $1,600 $1,700 $1,800 $2,237 $2,237 $2,237 $2,237 (1,483) (1,546) (1,609) (1,672) (153) (153) (153) (153) $601 $538 $475 $413 (75) (75) (75) (75)$526 $463 $400 $338 4.3x 3.8x 3.4x 2.9x 3.7x 3.3x 2.8x 2.4x

Discussion Materials Preliminary Draft — Confidential Illustrative Sharing of Synergies ($in millions, except per share amounts) • The following analysis estimates the split of synergy value between Deluxe vs. M&F at a range of run-rate synergy levels and of purchase prices for HC — Synergies are valued at their run-rate $ amount times Deluxe’s current LFQ EBITDA multiple of 4.9x — The top two tables assume that DLX considers HC’s pre-synergy value to be HC’s LFQ Adj. EBITDA of $303 million times Deluxe’s LFQ multiple of 4.9x. Any price above that level represents a premium to MFW shareholders — The bottom two tables assume that Deluxe views HC’s intrinsic, pre-deal value as being just 4.5x LFQ EBITDA, and therefore, that MFW is retaining a higher ° o of synergies at a given purchase price HC valued at4.9x Source: FactSet, Montana Projections Updated Case HC valued at4.5x EVERCORE PARTNERS % of Synergy Benefits Retained by DLX Run-Rate Syn. Cap. 4.9x HC Purchase Price$1,500 $1,600 $1,700 $1,800 $50 $244 91°o 5000 9°o (32°o) $100 $487 Q5°o 75°o 54°o 34°o $150 $731 97°o 83°o 70°o 56°o % of Synergy Benefits Retained by MFW Run-Rate Syn. Cap. @ 4.9x HC Purchase Price$1,500 $1,600 $1,700 $1,800 $50 $244 9°o 50°o 91°o 132°o $100 $487 5°o 25°o 46°o 66°o $150 $731 3°o 17°o 30°o 44°o Run-Rate Cap. HC Purchase Price Run-Rate Syn. Cap. @ 4.9x HC Purchase Price Syn. @ 4.9x $1,500 $1,600 $1,700 $1,800 $1,500 $1,600 $1,700 $1,800 $50 $244 44°o 3°o (38°o) (79°o) $50 $244 56°o 97°o 138°o 179°o $100 $487 72°o 52°o 31°o 11°o $100 $487 28°o 48°o 69°o 89°o $150 $731 81°o 68°o 54°o 40°o $150 $731 19°o 32°o 46°o 60°o

Preliminary Draft — Confidential Appendix EVERCORE PARTNERS

Appendix Preliminary Draft — Confidential Illustrative Cash EPS Accretion/Dilution to Deluxe — Run-Rate Synergies ($ in millions) Scenario 1: 100% Debt Financing by Deluxe Scenario 2: Deluxe Financing from Debt and PIPE 2012E Cash EPS Accretion! (Dilution) HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Multzjble ofHCLFQ EBITDA Synergies 4.9x 5.3x 56x 59x $0 480 o 45° o 43° o 400 0 $50 67°o 64°o 62°o 59°o $100 86°o 83°o 80°o 78°o $150 105°o 102°o 99°o 97°o HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Multzjble ofHCLFQ EBITDA Synergies 4.9x 5.3x 56x 59x $0 $50 $100 $150 PF Leverage — 6/30/ 11 HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Multzjble of HC LFQ EBITDA Synergies 4.9x 53x 56x 5.9x $0 3.4x 3.6x 3.7x 3.9x $50 3.2 3.3 3.5 3.6 $100 3.0 3.1 3.3 3.4 $150 2.8 2.9 3.1 3.2 HC Purchase Price Full $1,500 $1,600 $1,700 $1,800 Run-Rate Mul@le of HC LFQ EBITDA Synergies 4.9x 53x 5.6x 59x $0 $50 $100 $150 Source: FactSet, Montana Projections Updated Case Note: Last Four Quarters (LFQ as of 6 30 11 Note: Deluxe existing credit facility limits pro forma leverage 12 months after the close of a transaction to 3.25x pro forma LFQ EBITDA (1) Includes allocation of divisional and corporate expense based on pro rata share of M&F Worldwide revenue 28°o 26°o 24°o 21°o 44°o 42°o 39°o 37°o 60°o 58°o 55°o 53°o 76°o 73°o 71°o 69°o 3.lx 3.3x 3.4x 3.6x 2.9 3.1 3.2 3.3 2.7 2.9 3.0 3.1 2.6 2.7 2.8 2.9 EVERCORE PARTNERS 6

Appendix Preliminary Draft — Confidential 2-Year Historical Relative Trading Multiple — TEV/LFQ EBITDA Source: FactSet, Company filings Note: LFQ through 6 30 11. Figures adjusted for acquisitions where relevant and possible using public information. 8/16/ 11 Current Average Multiple 8/16/11 6/10/11 1 Month 2 Months 3 Months 6 Months 1 Year 2 Years Montana (Unaffected-6/1O/11) 5.5x 5.2x 5.4x 5.3x 5.2x 5.lx 5.lx 5.5x Montana (Current- 8/16/11) 5.5 5.2 5.5 5.5 5.5 5.4 5.2 5.5 RR Donnelley 5.1 5.7 5.4 5.5 5.6 5.6 5.2 5.2 Deluxe 4.9 5.0 5.1 5.2 5.2 5.4 5.5 5.6 Quad/Graphics 3.9 5.3 4.5 4.8 4.9 5.1 5.3 5.3 6.5x 6.Ox 5.5x 5.Ox 4.5x 4.Ox 3.5x 8/17/09 Offer Price: r\J — M & F Worldwide 11/6/09 1/26/10 4/17/10 7/7/10 9/26/10 12/16/10 3/7/11 5/27/11 —DLX —QUAD RRD EVERCORE PARTNERS 7

Appendix Preliminary Draft — Confidential Printing — Illustrative Valuation Metrics ($in millions, except for per share amounts) Price % of TEV/ TEV/ TEV / IBES as of S2Wk Market Net Revenue EBITDA (EBITDA-Capex) P/E LT DIV Company 8/16/2011 High Value Debt TEV 2011E 2012E 2011E 2012E 2011E 2012E 2011E 2012E Growth Yield Montana: At Offer: Updated Case $24.00 86° o $467 $2,009 $2,476 1.40x 1.38x 5.6x 5.4x 6.3x 5.9x 4.8x 4.3x NA 00 At Offer: Financing Case 24.00 86° o 467 2,009 2,476 1.40 1.36 5.6 5.1 6.3 5.6 4.8 3.8 NA 0° At Market: Updated Case $21.57 7700 $420 $2,009 $2,429 1.38x 1.36x 5.5x 5.3x 6.2x 5.8x 4.3x 3.9x NA 0° At Market: Financing Case 21.57 770o 420 2,009 2,429 1.37 1.33 5.5 5.0 6.2 5.5 4.3 3.4 NA 000 Printing Dai Nippon Printing Co. Ltd. $10.65 71° o $6,860 ($1,090) $5,770 0.29x 0.28x 2.8x 2.7x 7.lx 6.8x 19.9 16.1 Toppan Printing Co. Ltd. 7.47 74° o 4,806 2,499 7,305 0.37 0.36 4.5 4.3 9.5 9.5 22.1 16.0 R.R. Donnelley & Sons Co. 14.81 69° o 2,864 3,734 6,598 0.62 0.61 4.9 4.7 6.0 5.8 7.9 7.1 Quad/Graphics Inc. 21.58 44°o 1,036 1,531 2,568 0.54 0.56 3.8 3.5 5.2 4.6 7.7 5.5 Vistaprint N.y. 27.87 51°c 1,248 (237) 1,011 1.11 0.92 6.5 6.3 9.7 11.0 14.2 15.0 Transcontinental Inc. 14.68 84° o 1,189 651 1,840 0.83 0.78 4.6 4.3 5.6 5.2 7.2 6.5 Deluxe Corp. 21.15 75°o 1,079 735 1,814 1.28 1.26 5.1 4.9 5.6 5.4 6.8 6.7 Consolidated Graphics Inc. 35.36 60° o 391 169 560 0.53 0.50 4.2 3.8 7.1 6.7 10.6 8.9 Cenveo Inc. 4.24 61 o 276 1,286 1,563 NA NA 6.2 6.0 NA NA 9.4 7.7 StandardRegisterCo. 2.85 77°o 83 42 125 0.19 NA 2.3 1.9 NA NA 13.6 9.3 16°o 4°o 50°o 3°o 11°o 7°o NA 4°o 18°o 0°o 30o 400 60o 50o 15°o 0°o 13o 0o 80o 700 Mean O.64x O.66x 4.5x 4.3x 7.Ox 6.9x 11.9x 9.9x Median O.54x O.58x 4.6x 4.3x 6.6x 62x 1O.Ox 8.3x Max 1.28x 1.26x 6.5x 6.3x 9.7x 11.Ox 22.lx 16.lx Mm O.19x O.28x 2.3x 1.9x 5.2x 4.6x 6.8x 5.5x 15% 3% 13% 4% 50% 7% 3% O% Source: FactSet, Company filings EVERCORE PARTNERS 8

Appendix Preliminary Draft — Confidential Printing — Operating Metrics ($in millions, except for per share amounts) Revenue Growth EBITDA Growth IBES Capex as Net Debt ‘bA- ‘liE- ‘bOA -’12E EBITDA Margin ‘bOA- ‘liE- ‘bOA -’12E LT % of Revenue / 2011E Company ‘liE ‘12E CAGR 2011E 2012E ‘liE ‘12E CAGR Growth 2011E 2012E EBITDA Montana: At Offer: Updated Case (1° o) 1° 0 00 0 25° o 260 o (70 o) 4° o (20 o) NA 30 o 20 o 4.6x At Offer: Financing Case (1° o) 3° o 2° o 250 o 270 o (70 o) 10° o 1° o NA 30 o 2° o 4.6 At Market: Updated Case (1° o) 1° o 0° o 250 o 26° o (70 o) 4° o (2° o) NA 30 o 2° o 4.6x At Markct: Financing Casc (1° o) 3° o 2° o 250 o 270 o (70 o) 10° o 1° o NA 30 o 2° o 4.6 Printing Dai Nippon Printing Co. Ltd. (30 o) 20 o (10 o) 10° o 10° (4° o) 40 (0° o) 160 o 60 o 60 o NM Toppan Printing Co. Ltd. (2° o) 20 0° o 80 o 80 o (20 o) 4° o 1° 500 o 4 o 5 o 1.5 R.R. Donnelley & Sons Co. 70 o 1° o 8° o 13° o 13° o 60 o 4 o 5 o 11° o 2° o 2° o 2.8 Quad/Graphics Inc. 40° o (30 o) 35° o 14° o 16° o 37 o 9 o 22° o NA 40 o 4 o 2.3 VistaprintN.V. 22°o 21°o 48°o 17°o 15°o 1°o 3°o 2° 18°o 6°o 6°o NM Transcontinental Inc. (Cl A) 3° o 6° o 10° o 18° o 18° o 2° o 8° o 5 o 3 o 3 o 3 o 1.6 Deluxe Corp. 100 1° 30 25° o 26° o (2° o) 30 000 6° o 2° o 2° o 2.1 Consolidated Graphics Inc. 30 40 70 13° o 13° o 100 80o 40 15°c 50 6° o 1.3 Cenveo Inc. NA NA NA NA NA NA 30 NA 13° o NA NA 5.1 Standard Register Co. 0° o NA NA 8° o NA 770 o 20° o 46° o 80 o NA NA 0.8 Source: FactSet, Company filings EVERCORE PARTNERS 9 Mean 8% 4% 14% 14% 15% 13% 7% 9% 15% 4% 4% 2.2x Median 3% 2% 7% 13% 14% 1% 4% 4% 13% 4% 4% b.9x Max 40% 21% 48% 25% 26% 77% 20% 46% 50% 6% 6% 5.lx Mm (3%) (3%) (1%) 8% 8% (4%) 3% (0%) 3% 2% 2% 0.8x